3rd Quarter Earnings Conference

1

October 8, 2015

[Alcoa logo]

Exhibit 99.2

Forward-Looking Statements This presentation contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning global demand growth for aluminum, supply/demand balances, and growth of the aerospace, automotive, and other end markets; statements regarding targeted financial results or operating performance; statements about Alcoa’s strategies, outlook, business and financial prospects, and the acceleration of Alcoa’s portfolio transformation; and statements regarding the separation transaction, including the future performance of Value-Add Company and Upstream Company if the separation is completed, the expected benefits of the separation, the expected timing of completion of the separation, and the expected qualification of the separation as a tax-free transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual resultsmay differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) failure of the separation to qualify for the expected tax treatment; (d) the possibility that any third-party consents required in connection with the separation will not be received; (e) the impact of the separation on the businesses of Alcoa; (f) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (g) material adverse changes in aluminum industry conditions; (h) deterioration in global economic and financial market conditions generally; (i) unfavorable changes in the markets served by Alcoa; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) increases in energy costs; (l) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations (including moving the Upstream Company’s alumina refining and aluminum smelting businesses down on the industry cost curves and increasing revenues and improving margins in the Value-Add Company’s businesses) anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements (including, without limitation, advanced aluminum alloys, Alcoa Micromill, and other materials and processes), and other initiatives; (m) Alcoa’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, or expansions, or international joint ventures; (n) political, economic, and regulatory risks in the countries in which Alcoa operates or sells products; (o) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (p) the impact of cyber attacks and potential information technology or data security breaches; (q) the potential failure to retain key employees while the separation transaction is pending or after it is completed; (r) the risk that increased debt levels, deterioration in debt protection metrics, contraction in liquidity, or other factors could adversely affect the targeted credit ratings for Value-Add Company or Upstream Company; and (s) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2014, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.Market projections are subject to the risks discussedabove and other risks in the market. Important Information 2

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2

3 Important Information (continued) Non-GAAP FinancialMeasures Some of the information included in this presentation is derived from Alcoa’s consolidated financial information but is not presented in Alcoa’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. Alcoa has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections, as not all of the information necessary for a quantitative reconciliation is available to Alcoa withoutunreasonable effort.Any referenceto historical EBITDAmeans adjustedEBITDA, for which we haveprovided calculations and reconciliations in the Appendix.

[Alcoa logo]

3

Klaus Kleinfeld

Chairman and Chief Executive Officer

4

October 8, 2015

[Alcoa logo]

Strengthening Businesses Against Market Headwinds $5.6B revenue: 21% decline YoY f rom divestitures, closures and market headwinds, partially of fset by 10% increase f rom aerospace and automotive growth, acquisitions and Alumina sales $109 million1 adjusted net income and $698 million1 EBITDA: Strong productivity, solid value-add profitability, and Alumina strength – Value-add: $3.4B revenue, $257 million ATOI and $508 million adjusted EBITDA Engineered Products and Solutions: Record revenue of $1.4B; YoY aerospace revenue up 39% Global Rolled Products: YoY auto sheet revenue up 133% – Upstream: $2.2B revenue, $153 million ATOI and $379 million adjusted EBITDA Best Alumina profitability 3Q YTD ATOI result since 2007, offset by Primary Metals as Midwest transaction price declined 27% YTD Productivity Gains: $287 million YoY and YTD of $849 million across all segments Free Cash Flow: $152 million; Cash f rom Operations of $420 million; Cash on Hand: $1.7B 3Q 2015 Overview Successful Transformation – Launching Two Companies Culminating multi-year transformation: Creates two distinct industry leaders – Value-Add Co: Premier Provider of high performance multi-material products in growth markets – Upstream Co: Attractive Portfolio in bauxite, alumina, energy, aluminum, casting Completed RTI acquisition, growing titanium offerings and advanced manufacturing technologies – On track for f inancial targets and driving contract wins Signed two signif icant multi-year aero contracts – ~$1.1B Multi-year agreement with Lockheed to provide 100% of titanium milled products for F-35 – ~$1B Multi-year agreement with Airbus for multi-material superalloy fastening systems Advanced commercialization of MicromillTM revolutionary technology – Reached joint development agreement with Ford; shipments for 2016 F-150 starting in Q415 – Executed Letter of Intent with Danieli Group to license technology worldwide 5 1) Reported earnings of $44 million in 3Q15. EBITDA includes $52 million of special items. See appendix for adjusted earnings and EBITDA reconciliations. Strong Value Creation Focus—Managing through Headwinds

[Alcoa logo]

5

William Oplinger

Executive Vice President and Chief Financial Officer

6

October 8, 2015

[Alcoa logo]

Income Statement Summary

See appendix for EBITDA and Adjusted Income reconciliations $ Millions, except aluminum prices and per-share amounts 3Q14 2Q15 3Q15 Prior Year Change Sequential Change Realized Aluminum Price ($/MT) $2,538 $2,180 $1,901 ($637) ($279) Revenue $6,239 $5,897 $5,573 ($666) ($324) Cost of Goods Sold $4,904 $4,663 $4,559 ($345) ($104) COGS % Revenue 78.6% 79.1% 81.8% 3.2 % pts. 2.7 % pts. Selling,General Administrative, Other $243 $224 $261 $18 $37 SGA % Revenue 3.9% 3.8% 4.7% 0.8 % pts. 0.9 % pts. Other Expenses (Income), Net $23—($15) ($38) ($15) Restructuring and Other Charges $209 $217 $66 ($143) ($151) Effective Tax Rate 60.3% 26.6% 48.6% (11.7 % pts.) 22.0 % pts. EBITDA $1,035 $942 $698 ($337) ($244) Net Income $149 $140 $44 ($105) ($96) Net Income per Diluted Share $0.12 $0.10 $0.02 ($0.10) ($0.08) Income excl. Special Items $370 $250 $109 ($261) ($141) Income per Diluted Share excl.Special Items $0.31 $0.19 $0.07 ($0.24) ($0.12)

[Alcoa logo]

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Special Items

1) See appendix for Adjusted Income reconciliation

8 $ Millions, except per-share amounts 3Q14 2Q15 3Q15 Income Statement Classification Segment Net Income $149 $140 $44 Net Income per Diluted Share $0.12 $0.10 $0.02 Restructuring-Related ($202) ($143) ($43) Restructuring and Other Charges/COGS Corporate/ Primary Metals Tax Items—$22 ($15) Income Taxes Corporate/GRP Gain on Asset Sale $9 $19 $25 Other Income, Net Corporate Portfolio Transaction Costs ($14) ($5) ($22) SG&A/Interest Expense Corporate Mark-to-Market Energy Contracts ($14) ($3) ($10) Other Expenses, Net Corporate Special Items ($221) ($110) ($65) Net Income excl. Special Items $370 $250 $109 Net Income per Diluted Share excl. Special Items $0.31 $0.19 $0.07

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8

Adjusted Earnings Down on Pricing Partly Offset by Productivity

See appendix for Adjusted Income reconciliation

9 Net Income excluding Special Items ($ Millions) Market -$139 Performance +$61 Cost Headwinds -$183 $0 $186 $19 $99 $109 $370 3Q 15 -$9 RTI Acquisition -$102 -$72 Cost Increases / Other Energy Raw Materials Price / Mix -$144 Productivity Volume Currency API -$19 LME -$219 3Q 14

[Alcoa logo]

EPS: Record Revenue up 35% Year-Over-Year; Aerospace up 39%

3Q15 Actual and 4Q15 Outlook – Engineered Products and Solutions

3rd Quarter ATOI Results

	3Q14	2Q15	3Q15
3rd Party Revenue ($ Millions)	1,034	1,279	**1,397**
ATOI[1] ($ Millions)	155	165	**151**
EBITDA Margin[1]	25.7%	23.5%	**20.3%**

3rd Quarter ATOI Performance Bridge



$ Millions
$155
-$6
$18
-$20
$53
-$29
-$13
-$7
$151
3Q14
Currency
Volume
Price / Mix
Productivity
Cost Increase
Growth Projects
RTI Acquisition
3Q15

3rd Quarter Business Highlights

- **Record 3Q Revenue, up 35% year-over-year; Aerospace up 39%**
- **Revenue growth** driven mainly by **acquisitions** and supported by **share gains,** partially offset by **currency**
- **Unfavorable currency** ATOI impact of **$6M**
- **RTI integration** ATOI impact of **$7M** including **$16M of unfavorable purchase accounting** and **one-time charges**

4th Quarter Year-over-Year Outlook

- **Aerospace** market remains **strong**
- **Oil & Gas and European Industrial Gas Turbine** markets remain **soft**
- **Pricing pressure** across **all markets**
- **Share gains** through **innovation and productivity continue** across all sectors
- **ATOI** is expected to **increase 2%-5% year over year** including **unfavorable RTI purchase accounting of $10M** and **currency pressures of $3M**

[1]The 3Q14 amount has been updated to remove the impact of metal price lag, consistent with the 2Q15 and 3Q15 presentation. See appendix for additional information and EBITDA reconciliation.

Advancing each generation. [Alcoa logo] 10

TCS: Strong Productivity Offset by Currency and Cost Headwinds

3Q15 Actual and 4Q15 Outlook – Transportation and Construction Solutions

3rd Quarter ATOI Results

	3Q14	2Q15	**3Q15**
3rd Party Revenue ($ Millions)	523	492	**475**
ATOI[1] ($ Millions)	50	44	**44**
EBITDA Margin[1]	15.5%	14.4%	**15.2%**

3rd Quarter ATOI Performance Bridge



$ Millions
$50
-$5
-$3
-$1
$20
-$17
$44
3Q14
Currency
Volume
Price / Mix
Productivity
Cost Increase
3Q15

3rd Quarter Business Highlights

- **Revenue down 9% year-over-year; up 1%** excluding currency
- **Non-Residential Construction: uneven recovery in N.A., European weakness continues**
- **Improved N.A. Heavy Duty Truck** build rates; gradual recovery in Europe
- **Brazil market weakness** impacting Latin American extrusions
- **Unfavorable currency** ATOI impact of **$5M, due to stronger U.S. dollar**

4th Quarter Year-over-Year Outlook

- Continued **recovery in N.A. Non-Residential Construction; weakness in Europe**
- **N.A. Heavy Duty Truck build rates expected to decline slightly; Europe** will continue its **gradual improvement**
- **Productivity gains** to continue
- **ATOI** is expected to **increase 15%-20% year-over-year**, including unfavorable **currency pressures of $5M**

[1]The 3Q14 amount has been updated to remove the impact of metal price lag, consistent with the 2Q15 and 3Q15 presentation. See appendix for additional information and EBITDA reconciliation.

Advancing each generation. [Alcoa logo] 11

GRP: Auto Sheet Sales +133%; Capacity and Innovation Investments

3Q15 Actual and 4Q15 Outlook – Global Rolled Products

3rd Quarter ATOI Results

	3Q14	2Q15	3Q15
3rd Party Revenue ($ Millions)	1,926	1,668	**1,527**
ATOI[1] ($ Millions)	69	76	**62**
EBITDA/MT[1] ($)	312	342	**330**

3rd Quarter Business Highlights

- **Auto sheet sales up 133%** year over year
- **Unfavorable currency** impacts of $7M
- **Volume and pricing pressures** from weak/slowing economies in **Brazil, Russia, China** and **packaging**
- **Strong productivity** partially offset by cost increases
- **Continued investments of $13M** in Growth projects including **Micromill™ R&D** and **throughput/capacity increases** at key plants

3rd Quarter ATOI Performance Bridge

$ Millions



$69
-$7
$13
-$6
$34
-$21
-$13
-$7
$62
3Q14
Currency
Volume
Price /Mix
Prod-uctivity
Cost Incr/ Other
Growth Projects
Portfolio Actions
3Q15

4th Quarter Year-over-Year Outlook

- **Auto sheet shipments** expected to be **up 25%**
- Expect **continued volume** and **pricing pressure** from weaker **developing economies** as well as **packaging**
- **Tennessee** Auto and **Texarkana** casthouse **ramp-up costs**
- **ATOI** is expected to be **flat year-over-year,** including $6M of Auto related start-up costs, and current currency rates

[1]The 3Q14 amount has been updated to remove the impact of metal price lag, consistent with the 2Q15 and 3Q15 presentation. See appendix for additional information and EBITDA reconciliation.

Advancing each generation.
[Alcoa logo]
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Alumina: Best YTD Profitability Since 2007

13 $ Millions 3Q15 Actual and 4Q15 Outlook – Alumina $16 $2 $9 $13 $7 $28 Energy Cost Incr. / Other 3Q15 $212 Prod-uctivity Price / Mix Volume Currency API -$67 -$11 LME 2Q15 $215 Shipments up versus Q2’15 Lower pricing partially offset by favorable currency Benefit from increasing mix of API shipments, volume increases and productivity improvements Saudi Arabia refinery continuing to ramp-up ~75% of 3rd party alumina shipments on API or spot pricing for 2015 API pricing follows 30-day lag; LME pricing follows 60-day lag Production down 120KMT due to Suriname curtailment ATOI expected to be up $10M excluding the impacts of pricing and currency 3Q 14 2Q 15 3Q 15 Production (kmt) 4,196 3,977 3,954 3rd Party Shipments (kmt) 2,714 2,706 2,798 3rd Party Revenue ($ Millions) 886 924 912 3rd Party Price ($/MT) 320 337 323 ATOI ($ Millions) 62 215 212 3rd Quarter ATOI Results 3rd Quarter Business Highlights 3rd Quarter ATOI Performance Bridge 4th Quarter Sequential Outlook

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Primary Metals: Pricing Pressures Drive Loss

14 $ Millions 3Q15 Actual and 4Q15 Outlook – Primary Metals -$21 -$65 -$4 -$59 $67 3Q15 Cost Incr. / Other $31 Energy Prod- uctivity $11 Price / Mix Volume Currency $10 API $5 LME -$93 2Q15 Realized price declines ~13% sequentially Productivity and cost control more than offset unfavorable energy costs in Spain and the United States Energy sales down due to lower prices and currency in Brazil Pricing follows a 15-day lag to LME Production level similar to 3rd quarter Lower energy costs and favorable energy sales ATOI expected to be up $15M excluding impacts of pricing and currency 3Q 14 2Q 15 3Q 15 Production (kmt) 760 701 700 3rd Party Shipments (kmt) 642 630 615 3rd Party Revenue ($ Millions) 1,865 1,534 1,249 3rd Party Price ($/MT) 2,538 2,180 1,901 ATOI ($ Millions) 245 67 (59) 3rd Quarter ATOI Results 3rd Quarter Business Highlights 3rd Quarter ATOI Performance Bridge 4th Quarter Sequential Outlook

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Base Business DWC Improves Year-over-Year, Acquisitions Add 9 days

See appendix for days working capital reconciliation

15 4 days lower Average Days Working Capital since Third Quarter 2010 4 days lower 40 34 33 28 32 33 30 28 31 29 32 30 36 35 34 36 40 40 40 37 44 3Q12 2Q12 1Q12 4Q11 3Q11 2Q11 3Q15 2Q15 1Q15 4Q14 3Q14 2Q14 1Q14 4Q13 3Q13 2Q13 1Q13 4Q12 1Q11 4Q10 3Q10 5 days lower 8 days higher Acquisitions (9 days) Alcoa ex-Acquisitions (31 days) 31 13 days Lower from base business >$800M Cash 1 day lower from base business 1 day higher

[Alcoa logo]

Strong Cash Generation; Cash Balance at $1.7 Billion

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See appendix for Free Cash Flow reconciliation ($ Millions) 3Q14 2Q15 3Q15 Net Income before Noncontrolling Interests $131 $207 $106 Depreciation, Depletion and Amoritization $346 $320 $318 Change in Working Capital ($411) $44 $38 Pension Expense in Excess of Contributions ($61) $37 ($72) Australian Gas Prepayment—($300)—Other Adjustments $244 $164 $30 Cash from Operations $249 $472 $420 Dividends to Shareholders ($36) ($55) ($40) Issuance of Preferred Stock $1,213 — Change in Debt $981 ($38) ($9) Net (Distributions)/Contributions from Noncontrolling Interests ($20) ($42) ($1) Other Financing Activities $2 $2 ($2) Cash from Financing Activities $2,140 ($133) ($52) Capital Expenditures ($283) ($267) ($268) Acquisitions/Divestitures/Asset Sales $5 $67 $354 Other Investing Activities ($3) ($20) ($4) Cash from Investing Activities ($281) ($220) $82 Free Cash Flow ($34) $205 $152 Cash on Hand $3,272 $1,311 $1,739 3Q14, 2Q15 and 3Q15 Cash Flow [Alcoa logo]

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LTM = last twelve months; See appendix for Net Debt and LTM EBITDA reconciliations.

Leverage within target range of 2.25 to 2.75 1,543 1,939 1,861 1,437 1,877 1,191 1,311 1,739 3Q15 9,277 7,538 1Q15 8,817 7,626 2014 8,852 6,975 2013 8,319 6,882 2012 8,829 6,968 2011 9,371 7,432 2010 9,165 7,622 7,478 8,789 2Q15 ($ Millions) Net Debt Cash Debt-to-LTM EBITDA 3.27 3.39 2.87 Debt, Net Debt, and Debt-to-LTM EBITDA 2.49 4.20 2.22 2.12 2.44

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Maintaining Our 2015 Financial Targets

See appendix for EBITDA reconciliation. Attain 2.25 to 2.75 Debt-to-EBITDA Manage Return-Seeking Capital of $750M Drive Productivity Gains of $900M Overarching 2015 Financial Target Taking the Right Actions Control Sustaining Capital of $725M Target $500M Free Cash Flow $849M YTD: $408M $389M 2.44 2015 Annual Financial Targets and Year-to-Date Results

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6.5% 2015E Demand Growth

Market Fundamentals Remain Mixed

Aluminum and Alumina Surplus Tightening

Global Inventories at 62 days; -2 days YoY

Continued Weakness in Regional Premiums

See appendix for full scale charts

19 $0 $100 $200 $300 $400 $500 $600 $0 $100 $200 $300 $400 $500 $600 Regional Premiums over time $ per metric ton $ per metric ton Region 3Q15Average Europe $156/MT Japan $96/MT Midwest USA $175/MT Average 3Q15 vs. 3Q14 Europe -66% Japan -76% Midwest USA -62% $1,000 $1,500 $2,000 $2,500 $3,000 07 14 21 28 35 42 49 56 63 70 77 84 91 98 105 China Incl SRB Producer Japan Port LME On Warrant Cancelled Warrants Off Exchange LME Cash Days of Consumption 108 days LME Cash Price $2,180/MT Days of Consumption 83 days LME Cash Price $2,663/MT Global Inventories -46 days from the ’09 peak; -2 days YoY Days of Consumption Days of Consumption 62 days LME Cash Price $1,601/MT $ per metric ton Global inventories vs. LME price over time $Days of Consumption 64 days LME Cash Price $1,992/MT 29.1 6.7 6.7 4.3 2.3 2.1 2.1 1.0 0.9 9.3% 1.5% 5% 1% 10% 7% 4% 5% -3% -3% 57.4 mmt 1 Other includes Af rica, E. Europe, Latin America ex Brazil, and Oceania 2015E Primary Aluminum Consumption (mmt), Annualized Growth (%) China Europe North America North Asia India SE Asia MENA Russia Brazil Other ¹ 2.1 2015 demand +6.5% World ex China +3.5% 2015E Aluminum Supply/Demand Balance 2015E Alumina Supply/Demand Balance Supply/Demand Analysis 0.0 0.5 1.0 1.5 2.0 2.5 2.7 2.4 2.2 2.0% 2.5% 2.2% Surplus Deficit Expect 2016 Balance 1Q Estimate 2Q Estimate 3Q Estimate 551 1.0% 0.6% 1.3% 762 326 Expect 2016 Deficit 1Q Estimate 2Q Estimate 3Q Estimate Surplus/ deficit as % of market / mmt Surplus Deficit Surplus/ deficit as % of market / kmt [Alcoa logo]

Klaus Kleinfeld

Chairman and Chief Executive Officer

October 8, 2015

[Alcoa logo]

Aerospace Remains Strong; Steady Growth in Automotive

Alcoa End Markets: Current Assessment of 2015 vs. 2014

End Market	2015 Growth	Global and Regional Commentary

Aerospace



8% to 9% Global sales growth

- **Large Commercial Aircraft** segment **Growth** of **8.3%**
- **Strong Commercial Jet Engine Order Book**: **~23,800** Engines on firm order
- **Strong demand continues** after Paris Air Show including **Boeing's $38B** in **orders and commitments** from **China (a new record)** and **Airbus' $26.5B** from **IndiGo**
- **Strong Commercial Jet Order Book: >9 Years of Production** at 2014 delivery rates
- **Solid Airline Fundamentals**[1]: +6.7% Passenger and +5.5% Cargo Demand, Dramatic Improvement in Airline Profitability ($29B in 2015E)

Automotive



1% to 3% Global production growth

N.A. 2% to 4%

- **Strong Sales:** U.S. sales **+5.1% YTD**; **Light Truck** penetration at **all-time high** of 58.3%
- **Sustained Pent Up Demand:** Average vehicle age **11.5 years**[2] vs. prior recording of 11.4
- **Production Up: +2.8% YTD** (11.6M vehicles)
- **Inventory Down: 59 days**, -5 YoY (industry target is 60-65 days)
- **Incentives Up: +5.7% YoY** ($3,144/unit), driven by Passenger Cars +12.5% YoY

E.U. 1% to 3%

- **Production Up: +2.1% YTD**; W. Eur continues to improve, offsetting decline in Russia
- **Registrations: +8.6% YTD**; **Exports +3.0%** vs. prior year (2015 forecast)

China 1% to 2%

- **Production Slowing: +1.3% YTD** and **-7.8% YoY** Aug
- **Sales +1.5% YTD** and **-2.1% YoY** Aug on softening Consumer Confidence
- **Moderated growth** driven by **increasing middle class, affordability**, and **Clean Air Act**

Source: Alcoa analysis 1) International Air Transport Association 2015 Expectations. 2) IHS annual study (July 29th 2015).
N.A. Auto production as of Aug 2015; U.S. sales, inventory and incentives as of Sept 2015. Europe and China Auto data as of Aug 2015.

Advancing each generation. [Alcoa logo] 21

Heavy Duty Truck – U.S.: Strong, China: Weak; Packaging Stable

Alcoa End Markets: Current Assessment of 2015 vs. 2014

End Market	2015 Growth	Region	Global and Regional Commentary
Heavy Duty Truck and Trailer 	↓ **-7% to -9%** Global production decline	**N.A.** 9% to 11% ↑	• **Peaked Production: +15.8% YTD** though decelerating, 4Q15F down -8.8% from 3Q15 • **Decreasing Orders: -10.9% YTD**, after **record 4Q14 orders** • **Diminishing Order Book: +20.3% YoY** at 147k trucks, yet down -15% from end 2014 • **Solid Fundamentals:** +1.7% freight ton miles (YTD); +9.0% Fleet profitability (2Q15 YoY)
		E.U. 1% to 3% ↑	• **Production Up: Western Europe +1.0% YoY** in Aug and **+5.2% YTD** • **Improving conditions in W.Eur: Orders +10.4% YTD, Registrations +20.7% YTD**
		China -22% to -24% ↓	• **Production Down: -32.2% YTD**; Strong pull-ahead demand in 2014 due to stage IV regulations; 4Q15 forecasted to normalize from regulatory conditions
Packaging 	↑ **2% to 3%** Global sales growth	**N.A.** -1% to -2% ↓	• **Demand decline:** Weakness (-2.0% YTD) in **Carbonated Soft Drinks** (CSD) • **Moderate growth** in **Beer Segment** (+1.5% YTD) to partially offset CSD
		E.U. 1% to 2% ↑	• **Growth** led by Steel to **Aluminum conversion** in **Western Europe**, partially offset by declines in **Eastern Europe**
		China 8% to 12% ↑	• **Growth** driven by continued **penetration of Aluminum** in **Beer** segment

Source: Alcoa analysis. Heavy Duty Truck: YTD and YoY data for production and orders as of Aug 2015; Freight ton miles as of Sept 2015. W. Eur Registrations as of Aug 2015. Packaging: YTD figures as of Aug 2015.

Advancing each generation. [Alcoa logo] 22

Solid Commercial B&C Growth; Global Airfoil Market Improves

Alcoa End Markets: Current Assessment of 2015 vs. 2014

End Market	2015 Growth	Global and Regional Commentary
Building and Construction 	**4% to 6%** Global sales growth	**N.A.** 4% to 5% (up) — *Positive Early Indicators:* • **Non-Residential Contracts Awarded: +12.1%** in Aug (mean of 12-month rolling average) • **Architectural Billings Index Mixed in 2015**: Growth punctuated by temporary decline; **positive for 5 months** and **negative for 3 months** (Jan, Apr and Aug) • **Case-Shiller Home Price Index: +4.7% YoY** Jul; Growth moderated since 1Q14 (10%+)
		E.U. -2% to -3% (down) — • Decline as **weakness continues**, outlook varies across markets
		China 4% to 6% (up) — • **Market drivers** – industrial and manufacturing sectors – **softening** in recent months • **Slower industrial production growth** at **+6.1%** Aug and +6% Jul (vs.+6.8% in Jun)
Industrial Gas Turbines 	**3% to 4%** Global airfoil market growth	• Market moving towards **higher value-add product** as customers develop **new, high efficiency** turbines with **advanced technology** • **U.S. (60 Hz) gas-fired generation +19.7% YTD** Jul driving strong demand for **spares** and **component upgrades** on existing turbines • **Tempered by EU (50 Hz)** demand which remains soft due to **subsidized renewables**

Source: Alcoa analysis
B&C = Building and construction.

Advancing each generation. [Alcoa logo] 23

Completing Transformation – Creating Two Industry Leaders

SEC: Securities and Exchange Commission Premier Provider of High-Performance Multi-Material Solutions Offers Two Top-Tier Investment Choices Creates Two Distinct Global Leaders StrongUpstream Leader Built for Success Throughout the Cycle Timing: • Target completion in the second half of 2016 Critical Closing Conditions: • Final approval from Alcoa Board of Directors • Receipt of opinion of counsel with respect to the tax-free nature of the transaction • Effectiveness of a Form 10 filing with the U.S. SEC Target Prudent Capital Structures: • Value-Add Co. target of investment grade rating Current intent: Debt of Alcoa would be retained by the Value-Add Company • Upstream Co. target of strong non-investment grade rating Expect customary one-time charges driven by the transaction Separation into Two Industry-Leading Companies Our Path to Successful Completion Will provide Progress Updates Separation Rationale and Path to Completion

[Alcoa logo]

Launching Two Strong Companies - Driving Value

Separating into Value-Add Co. and Upstream Co.

Alcoa

Value-Add Co.

Lightweight Multi-Material Innovation Powerhouse

- **Premier provider** of high-performance advanced **multi-material products and solutions**
- **Positioned** to grow in **growth markets** with significant **customer synergies**
  e.g., aerospace, automotive, commercial transportation, building and construction
- **Expanded multi-material** technology and process **expertise**
- **Innovation leader** with full pipeline of products & solutions
- **Successfully shifting** product mix to **higher value-add**
- **Robust margins** and **investment opportunities above cost of capital**

Upstream Co.

Globally Competitive Upstream Business

- **Robust** projected aluminum **demand growth** of **6.5%** in **2015** and **double between 2010 and 2020**
- **Attractive Portfolio of five businesses:**
  - World's **largest, low cost bauxite miner** at the **19th percentile**[1] on cost curve *(46M BDMT[2])*
  - World's **largest, most attractive alumina** business in the **1st quartile**[3] of the cost curve *(17.3M MT)*
  - **Substantial energy** assets with operational flexibility
  - **Optimized smelting** capacity *(3.4M MT)* continuing to **improve** its **2nd quartile**[3] cost curve position
  - **17 casthouses** providing **value-add** products
- **Diverse sites – close proximity** to major markets
- **Committed** to **disciplined capital allocation** and **prudent return of capital** to shareholders

1) CRU analysis. 2) Mined in 2014, including equity interests. 3) CRU and Alcoa analysis.
BDMT = Bone Dry Metric Ton

Advancing each generation. [Alcoa logo] 25

Value-Add Co: Premier Provider of Innovative Solutions to Growing Markets GRP = Global Rolled Products, EPS = Engineered Products and Solutions, TCS = Transportation and Construction Solutions , MENA = Middle East and North Africa Value-Add Co. Business Operations and Key Attributes Premier provider of high-performance advanced multi-material products and solutions Positioned to grow in growth markets with signif icant customer synergies e.g., aerospace, automotive, commercial transportation, building and construction Expanded multi-material technology and process expertise Innovation leader with full pipeline of products and solutions Successfully shifting product mix to higher value-add Robust margins and investment opportunities above cost of capital Key Attributes GRP Aerospace and Automotive Products Global Leader in the automotive & aerospace markets Brazing, Commercial Transportation and Industrial Global Leader for heat exchanger, commercial transportation and industrial products Micromill Products and Services Bringing breakthrough products and technology to customers around the world Global Packaging Market Leader in N.A., Russia, MENA, China EPS TCS Power and Propulsion Global Leader in jet engine and industrial gas turbine airfoils Fastening Systems and Rings Global Leader in aerospace fasteners and jet engine rings Forgings and Extrusions Global Leader in aero, defense structures & jet engine disks Titanium and Engineered Products Vertically integrated player in the Ti value chain Building and Construction Systems N.A. Market Leader in commercial architectural systems Wheels and Transportation Products Global Leader in forged aluminum commercial vehicle wheels

[Alcoa logo]

Alcoa + RTI = Integrated Supply Solutions ... Benefiting our Customers

RTI Investment and Lockheed Contract

RTI Complements Titanium Supply Chain[1]

			ALCOA	RTI International Metals, Inc.	ALCOA + RTI International Metals, Inc.
Midstream	 INGOT	***Melting*** (Ingot, Cast Slab)	Limited	Moderate	Significant
Midstream	 PLATE	***Billetizing, Rolling*** (Mill Products)	None	Significant	Significant
Downstream	 FORGING	***Conversion*** (Closed-Die Forging, Extruding, Investment Casting)	Full	Limited	Full
Downstream	 MACHINING	***Machining, Subassembly***	Limited	Significant	Full

Capabilities: None, Limited, Moderate, Significant, Full

~$1.1B[2] Ti Multi-Year[3] Contract with Lockheed Martin



Alcoa now **provides 100%** of **titanium milled products** (i.e., ingot, billet, plate) for the **structures** of the **Joint Strike Fighter**

F-35 Ti Structural Components Supply Chain

Ti Ingot → Ti Billet & Plate → Ti Forging → Ti Machining

- **Exclusive Ti supplier of milled products for airframe structures on F-35 variants**
- Full production rate of **13 aircraft/month** by mid 2020s, up from 3 aircraft/month in 2014
- **Adds** to current **multi-material** (Al, Ti, Ni) contracts from **engine to aircraft body**

RTI Financial Benefits: 2019 Targets

✓ **$1.2B revenue, 25% EBITDA** margin

✓ **Net Synergies[4]: $100M**

- **30% in Year 2, 100% in Year 4**

1) Represents mid and downstream capabilities, not market position. 2) Estimated value for projected build rates. 3) 2016 – 2024. 4) Figure reflects net synergies after $9M merger integration costs ($44M process productivity, $20M procurement savings, $20M overhead cost reduction, $25M growth).
Source: IHS Janes

Advancing each generation. [Alcoa logo] 27

Aero Fasteners: High Tech - Multi Material - Customer Solutions

Multi-material Fastener Solutions, Market Position and Airbus Contract

#1 Global Leader in Aerospace Fastening Systems

20% Fuel Efficiency Improvement

- **2-5%** lower wing aerodynamic **drag**
- Up to **3% weight reduction**
- **15%** Engine **fuel** burn **reduction**

30% Maintenance cost **reduction**

10% Assembly cost **reduction**

- Leader in **Innovation**
- **Broadest fastener solutions** offering
- Expertise in **Multi-Material** environments

Broad application designs

XPL® Lockbolts



Ti

LGP® Lockbolts



Ti, Al

Threaded Pins and Collars



Ti, Al, Stainless Steel

12-Point Fasteners



Inconel®, Stainless Steel, Ti

Custom solutions


Decompression panels

20 lb **weight savings** on **A320**

Custom Panel Fasteners



Stainless Steel

VTP Junction Bolt



Inconel®

165 lb **weight savings** on **A350**


A350

~$1B Multi-Year Largest Airbus Fastener Contract

- Alcoa's **largest-ever fastener deal** with **Airbus**
- **Positioned** on **new, high-growth** (e.g., A350, A320neo) and **longer running** (e.g., A330) platforms
- **Titanium, stainless steel** and **nickel**-based **superalloy fastening systems**
- **Improved fatigue life,** enabling lightning **strike protection**
- **Enhanced** performance in **multi-material** applications neo
AIRBUS

Alcoa Fasteners on **Every Airbus** Aircraft

VTP: vertical tail plane

Advancing each generation. [Alcoa logo]

28

Automotive Growth shifts Rolling Business to Higher Value

Automotive Capacity Investments, Alcoa Auto Shipment Indexed Growth and 2014-2018E Revenue

Automotive Investments On Track

Davenport Fully Operational



- **Fully ramped up**
- **At capacity**
- **Meeting** Auto **growth needs** for customers

Tennessee Online



- **Four months ahead** of plan to meet customer demand
- **Shipping** to customers in 3Q 2015
- **Allows flex** production with changing market demands

Profitable Growth in Automotive

Indexed[1] Auto Sheet Shipments



Up~60%
100%
YTD 2014
YTD 2015

Revenues ($M)



Brazing
Auto Sheet
750
~1.4x
1,040
~2.4x
1,530
1,800
2014
2015E
2016E
2018E

Growing auto business supplies **customers** such as Ford, GM, FCA, Tesla, Nissan, Subaru, and Honda

1) Indexed to 3Q2014 YTD shipments.
FCA = Fiat Chrysler Automobiles GM = General Motors

Advancing each generation. [Alcoa logo] 29

Micromill: Disruptive … Material – Process – Business Model

Micromill's Innovation in Automotive Alloys, Value Proposition, Ford JDA, and Development Progress

The World's Most Advanced Rolling Mill

Breakthrough Materials

- **40% more formable, 30% stronger vs.** incumbent **Al**
- **2x more formable** and **30% lighter vs. HSS**
- **Equivalent HSS** crash **resistance**

Revolutionary Process

- **20 minutes vs. 20 days; 1/4 the footprint** of conventional mill; **50% less energy** use



Ford & Alcoa Collaborate on Next-Gen Alloys



- **Micromill material to debut on 2016 Ford F-150** starting in Q4 2015
- **Collaborate** to produce **next-gen automotive** aluminum **alloys**
- **Micromill alloy validated by Ford engineers** for high quality parts, complex structures for F-150
- Use of **Micromill material** on Ford vehicles to **grow 2x** from **2016 to 2017**

Moving Forward

1. Completed successful customer trials ✓
2. Qualification agreements in place with 9 major OEMs on 3 continents ✓
3. Letter of Intent with Danieli for Commercial Licensing Agreement ✓
4. Signed Joint Development Agreement with Ford ✓
5. First commercial application on 2016 F-150 in Q4 2015
6. Exploring Full Scale Capacity Expansion Options

■ Completed □ In Process

HSS = High Strength Steel. Al=Aluminum

Advancing each generation. [Alcoa logo] 30

Upstream Co: Cost Competitive Industry Leader

Key Attributes and Global Business Unit 3Q15 Updates

Key Attributes

- **Robust** projected aluminum **demand growth** of **6.5%** in **2015** and **double between 2010 and 2020**
- **Attractive Portfolio of five businesses:**
  - World's **largest, low cost bauxite miner** at the **19th percentile**[1] on cost curve *(46M BDMT[2])*
  - World's **largest, most attractive alumina** business in the **1st quartile**[3] of the cost curve *(17.3M MT)*
  - **Substantial energy** assets with operational flexibility
  - **Optimized smelting** capacity *(3.4M MT)* continuing to **improve** its **2nd quartile**[3] cost curve position
  - **17 casthouses** providing **value-add** products
- **Diverse sites – close proximity** to major markets
- **Committed** to **disciplined capital allocation** and **prudent return of capital** to shareholders

12-month Capacity Review[4]
2.8 MMT Refining and 500 kmt Smelting

ALUMINA			ALUMINUM	
MINING	**REFINING**	**ENERGY**	**SMELTING**	**CASTING**
				
World's largest bauxite miner[1]	**1st quartile[3] cost curve refiner**	**Flexibility to profit from market cycles**	**Strategic global footprint**	**Value-add products in key markets**

1) CRU analysis. 2) Mined in 2014, including equity interests. 3) CRU and Alcoa analysis. 4) Announced March 6, 2015
BDMT = Bone Dry Metric Ton

Advancing each generation. [Alcoa logo] 31

World's Most Attractive Bauxite and Alumina Portfolio

Mining and Refining Overview and Business Updates

World's Largest & Low cost Bauxite Miner...

2014 Bauxite Production[1,2] (M BDMT)


46
40
16
10
4
Alcoa
Rio Tinto Alcan
Norsk Hydro
UC Rusal
Noranda


Cost curve position³ (percentile)
19th
2015

- **Juruti mine hits 5M** mtpy run rate
- Saudi mine **100% complete**
- Received **approval** from Government of Western Australia to **export trial bauxite shipments** from Willowdale and Huntly mines; **targeted** for **early 2016**
- **Strong presence** in **Atlantic and Pacific** markets
- **Proximity** to owned **refinery operations**

China imports 40%-60% of total Chinese and **70%-90%** of **global** 3rd party **demand**

...and Largest & First Quartile Alumina Refiner

2015E alumina production from top 10 producers[4] *(mmt)*


10% of global prod.
16
13
10
9
8
6
6
14
Alcoa¹
Chalco
Xinfa
Hongqiao
RTA
Rusal
Hydro
Others


Cost curve progression⁴ (percentile)
30th
2010
25th
2014
21st
2016E
Target
-9% points
cost position

- Announced full **curtailment of Suralco** refinery
- **Expect 1.0 mmt** Saudi JV 2015 production
- New **gas supply agreement** secures a **low cost position** for Western Australia refineries **through 2032**
- San Ciprian **nat. gas** solution; **~$20/MT improvement** in 2015E

Expect ~**75%[5]** of 3rd party smelter-grade **shipments** on **API/Spot**

1) CRU and Alcoa analysis, including equity interests, and not adjusted for AWAC interest. 2) Bauxite Production based on average 10% moisture. 3) CRU analysis. 4) CRU and Alcoa Analysis. 5) In 2015E.

Advancing each generation. [Alcoa logo] 32

Energy and Casting - Profitability Through the Cycle

Energy and Casting Overview and Business Updates

Maximize Energy Assets[1] Profitability

Country	***Consolidated Capacity** (MW)[2]*
Brazil	492
Canada	132
Suriname	189
United States	739

Power production capacity of ***~1,550 MW***

- ~65% of production is **hydroelectric generation**
- **Provides optionality** between **market sales** and **metal production** *(~30% currently used for metal production)*
- **Sell remaining ~70% of capacity** into the power grid, depending on the power requirements of other assets
- **Capturing significant** earnings from **power sales** globally

Casthouses shifting to high value-add products

Value-Add **portfolio** provides **profits** throughout the cycle: **$1.3B** **Incremental Margin** 2010 through 2014



Value-add products as % of total shipments




57%
65%
~70%
2010
2014
2015E

- **17 casthouses provide ~70% value-add** products in 2015E
- Qualified **new foundry alloys** with top tier OEM; **8 customer trials** ongoing

1) Alcoa has an equity interest in the majority of facilities. 2) The Consolidated Capacity of the Brazilian energy facilities is the assured energy that is approximately 55% of hydropower plant nominal capacity.

Advancing each generation. [Alcoa logo] 33

Primary Metals: $110 - $130M Improvement Plan Underway

Track Record, Historical Performance and Improvement Plan

Optimizing Portfolio

- **33% operating capacity** closed/curtailed/divested since 2007
- **$2.1B in productivity[1] gains**
- Moved **8 points down** the **cost curve** in **4 years**, down **$50/MT relative to industry**
- **Flex energy assets**

Building Financial Resilience


All-in Metal Price ($/mt)
Primary Metals
Price:
-7%
2,311
2,142
EBITDA[2] / MT
EBITDA/MT:
+10%
320
353
2010
LTM 2015[3]

Continuous Execution on Portfolio Improvements

- **Year to Date Actions:**
  - **Curtailed Sao Luis**: 74 kmt
  - **Closed Pocos**: 96 kmt
  - **Closed Anglesea** power station
  - **Secured** 2016 interruptibility sales for Spain (408 kmt[4])
  - **Revised Intalco** BPA power contract (279 kmt[5])
  - **Optimized** pot restarts across locations

Strategic Review Ongoing through 1Q16

$110 - $130M
Improvement **in 2016**

Launched Aggressive Primary Metals Improvement Program

Operations	Procurement	Overhead	Value-Add Volume
$35 - $40M	$40 - $45M	$10 - $15M	$25 - $30M
▪**Reduce spend** usage and demand ▪Accelerate **productivity, labor cost** reduction	▪**Raw material price** reductions ▪**Energy contract** renegotiations	▪**Overhead** labor and spend **reductions**	▪**Casting throughput** optimization ▪Casting **technology upgrades**

1) Includes energy assets, smelting, and casting. 2009-2014 Productivity figures, pretax and pre-minority interest. 2009/2010 represent net productivity. 2011-2014 represent gross productivity. 2) ATOI was $488M in 2010 and $462M in LTM 2015 3) Last Twelve Months ended September 30, 2015. 4) Includes 56 kmt of idle capacity. 5) Includes 49kmt of idle capacity. BPA = Bonneville Power Administration

Advancing each generation. [Alcoa logo] 34

Managing Headwinds; Portfolio ResilientUpstream Portfolio Less Vulnerable to Downswings Managing Headwinds; Portfolio Resilient

Transformation on Course

Transformation Continues on Path to Separation

[Alcoa logo]

Nahla Azmy

Vice President, Investor Relations

Alcoa

390 Park Avenue

New York, NY 10022-4608

Telephone: (212) 836-2674

Email: nahla.azmy@alcoa.com

www.alcoa.com

Additional Information

[Alcoa logo]

Annual Sensitivity Summary

Currency Annual Net Income Sensitivity +/- $100/MT = +/- $190 million LME Aluminum Annual Net Income Sensitivity Australian $ +/- $11 million per 0.01 change in USD / AUD Brazilian $ +/- $ 1 million per 0.01 change in BRL / USD Euro € +/- $ 2 million per 0.01 change in USD / EUR Canadian $ +/- $ 4 million per 0.01 change in CAD / USD Norwegian Kroner +/- $ 4 million per 0.10 change in NOK / USD +/- $10/MT = +/- $20 million API/Spot Alumina Annual Net Income Sensitivity

[Alcoa logo]

Composition of Regional Premium Pricing Convention 2015E Shipments Regional Premiums Estimated Pricing Convention

50% Midwest – Platts 15-day lag

35% Rotterdam DDP – Metal Bulletin 45-day lag

10% CIF Japan – Platts Month prior to Quarter start

5% Negotiated Annual

Value-Add Co. Segment Bridges – 3Q 2015 EPS = Engineered Products and Solutions GRP = Global Rolled Products TCS = Transportation and Construction Solutions $ Millions $ Millions EPS Sequential Quarter Bridge GRP Sequential Quarter Bridge 3Q15 $151 RTI -$7 Cost Increases/ Other -$9 Productivity $9 Price / Mix -$9 Volume $2 Currency $0 2Q15 $165 3Q15 $62 Cost Increases / Other -$8 Productivity $4 Price / Mix -$4 Volume -$11 Currency $5 2Q15 $76 $ Millions TCS Sequential Quarter Bridge Cost Increases/ Other $44 3Q15 $0 Productivity $0 Price / Mix $2 Volume -$2 Currency $0 2Q15 $44

[Alcoa logo]

Upstream Co. Segment Bridges – 3Q 2015 $ Millions $ Millions -$3 Currency $115 API $-15 LME -$13 3Q14 $62 3Q15 $212 Cost Increases / Other -$19 Energy $20 Prod-uctivity $39 Price / Mix $26 Volume Portfolio actions $30 -$59 Cost Increases / Other 3Q15 -$10 Energy -$82 Prod-uctivity $46 Price / Mix -$134 Volume -$7 FX $40 API -$10 LME -$177 3Q14 $245 Alumina Year-over-Year Bridge Primary Metals Year-over-Year Bridge

[Alcoa logo]

Revenue Change by Market—3Q 2015 3% (11%) 0% (5%) (12%) 13% (2%) 21% (1%) (19%) 27% 32% (21%) 0% (38%) 24% (26%) 24% 3% (33%) 23% 5% 6% 7% 5% 2% 11% 2% 16% 23% Aerospace Automotive B&C Comm. Transport Industrial Products IGT Packaging Distribution/Other Alumina Primary Metals 3Q15 Third-Party Revenue Sequential Change Year-Over-Year Change

[Alcoa logo]

Revenue Change by Market – YTD 2015

Year-Over-Year Change 25% 44% (20%) 6% (33%) 2% (17%) 27% 9% (12%) 22% 5% 5% 7% 5% 2% 11% 2% 16%25% Aerospace Automotive B&C Comm. Transport Industrial Products IGT Packaging Distribution/Other Alumina Primary Metals 3Q YTD Third-Party Revenue

[Alcoa logo]

Composition of Upstream Production Costs

Refining Cost Structure


Fuel Oil
6%
Natural gas
13%
Caustic
9%
Bauxite
30%
Conversion
42%

Input Cost	Inventory flow	Pricing convention	Annual ATOI Sensitivity
Fuel oil	1 – 2 months	Prior month	$2m per $1/bbl
Natural gas	N/A	Spot[1]	$13m per $1/GJ[1]
Caustic soda	3 - 6 months	Spot & semi-annual	$8m per $10/DMT

Smelting Cost Structure


Conversion
22%
Alumina
34%
Materials
7%
Power
25%
Carbon
12%

Input Cost	Inventory flow	Pricing convention	Annual ATOI Sensitivity
Coke	1 - 2 months	Spot, quarterly & semi-annual	$7m per $10/MT
Pitch	1 - 2 months	Spot, quarterly & semi-annual	$2m per $10/MT

[1]Natural gas information corresponds to Point Comfort, as Australia is priced on a rolling 16 quarter average

Advancing each generation. [Alcoa logo] 43

Alcoa Upstream capacity closed, sold and idled

Includes 887 kmt announced Sept 14th, 2015; expected to be executed by end of November 2015 Facility Year kmt Baie Comeau 2008 53 Eastalco 2010 195 Badin 2010 60 Warrick 2010 40 Tennessee 2011 215 Rockdale 2011 76 Baie Comeau 2013 105 Fusina 2013 44 Massena East 2013 41 Massena East 2014 84 Point Henry 2014 190 Portovesme 2014 150 Mt. Holly (sale of 50.33% interest) 2014 115 Pocos 2015 96 Total 1,464 Closed/sold since December 2007 Facility kmt Rockdale 191 Sao Luis 268 Intalco 49 Wenatchee 41 Aviles 32 Portland 30 La Coruna 24 Total 635 Smelting Capacity Idled Refining Capacity Facility Year kmt Jamalco (sale of 55% interest) 2014 779 Total 779 Closed/sold since December 2007 Facility kmt Suriname1 2,207 Point Comfort 295 Total 2,502 Idled [Alcoa logo]

Source: Alcoa estimates, CRU, Harbor, Wood Mackenzie

6.5% 2015E Demand Growth

29.1 6.7 6.7 4.3 2.3 2.1 2.1 1.0 0.9 9.3% 1.5% 5% 1% 10% 7% 4% 5% -3% -3% 57.4 mmt 1 Other includes Af rica, E. Europe, Latin America ex Brazil, and Oceania 2015E Primary Aluminum Consumption (mmt), Annualized Growth (%) China Europe North America North Asia India SE Asia MENA Russia Brazil Other ¹ 2.1 2015 demand +6.5% World ex China +3.5%

[Alcoa logo]

Source: Alcoa estimates, IAI, LME, Marubeni, Shanghai Metal Exchange

Global Inventories at 62 days; Down 2 days YoY

$1,000 $1,500 $2,000 $2,500 $3,000 07 14 21 28 35 42 49 56 63 70 77 84 91 98 105 China Incl SRB Producer Japan Port LME On Warrant Cancelled Warrants Off Exchange LME Cash Days of Consumption 108 days LME Cash Price $2,180/MT Days of Consumption 83 days LME Cash Price $2,663/MT Global Inventories -46 days from the ’09 peak; -2 days YoY Days of Consumption Days of Consumption 62 days LME Cash Price $1,601/MT $ per metric ton Global inventories vs. LME price over time $Days of Consumption 64 days LME Cash Price $1,992/MT

[Alcoa logo]

Continued Weakness in Regional Premiums

Source: Graph shows monthly average of daily prices—Platts Metals Week

3Q15 and 3Q14 bubble/table data shows quarterly average of daily prices $0 $100 $200 $300 $400 $500 $600 $0 $100 $200 $300 $400 $500 $600 Regional Premiums over time $ per metric ton $ per metric ton Region 3Q15Average Europe $156/MT Japan $96/MT Midwest USA $175/MT Average 3Q15 vs. 3Q14 Europe -66% Japan -76% Midwest USA -62%

[Alcoa logo]

Source: Alcoa analysis, CRU, CNIA, NBS, SMM

2015 Alumina and Aluminum Surplus Tightening 2015E Aluminum Supply/Demand Balance 2015E Alumina Supply/Demand Balance Supply/Demand Analysis 0.0 0.5 1.0 1.5 2.0 2.5 2.7 2.4 2.2 2.0% 2.5% 2.2% Surplus Deficit Expect 2016 Balance 1Q Estimate 2Q Estimate 3Q Estimate 0.0 0.5 1.0 1.5 2.0 2.5 551 1.0% 0.6% 1.3% 762 326 Expect 2016 Deficit 1Q Estimate 2Q Estimate 3Q Estimate % of market / ‘000 kmt % of market / mmt Surplus Deficit [Alcoa logo]

Source: Alcoa analysis, CRU, CNIA, NBS, SMM

2015 Alumina and Aluminum Surplus Tightening 2015E Aluminum Supply/Demand Balance 2015E Alumina Supply/Demand Balance ’000 mt China Rest of World 2015 Production 55,354 55,314 2015 Production to be added 1,453 1,752 2015 Capacity curtailed or restarted 0 (166) Imports/(exports) 3,900 (3,900) Total supply 60,707 53,000 Demand (60,050) (51,412) Net Balance 657 1,588 Supply/Demand Analysis 1,996 2Q15 Surplus 2,428 2Q15 Surplus 762 ’000 mt China Rest of World 2015 Production 31,512 26,526 2015 Production to be added 650 293 2015 Capacity curtailed (1,048) 0 Total Supply 31,114 26,819 Demand (29,100) (28,282) Net Balance 2,014 (1,463) Surplus 551 Surplus 2,245

[Alcoa logo]

Special Items

NCI: Non-controlling interest

See appendix for Adjusted Income reconciliation

Pre-tax, Before NCI After-tax, After NCI $ Millions, except per-share amounts 2Q15 3Q15 2Q15 3Q15 Income Statement Classification Segment Income from Continuing Operations $282 $206 $140 $44 Income per Diluted Share — $0.10 $0.02 Restructuring-Related ($221) ($94) ($143) ($43) Restructuring and Other Charges/COGS Corporate/ Primary Metals Tax Items — $22 ($15) Income Taxes Corporate/GRP Gain on Land Sale $28 $38 $19 $25 Other Income, Net Corporate Portfolio Transaction Costs ($6) ($25) ($5) ($22) SG&A/Interest Expense Corporate Mark-to-Market Energy Contracts ($4) ($17) ($3) ($10) Other Expenses, Net Corporate Special Items ($203) ($98) ($110) ($65) Income from Continuing Ops excl. Special Items $485 $304 $250 $109 Income per Diluted Share excl. Special Items — $0.19 $0.07

[Alcoa logo]

RECONCILIATIONS

[Alcoa logo]

Reconciliation of ATOI to Consolidated Net (Loss) Income Attributable to Alcoa[1]

(in millions)

	1Q14	2Q14	3Q14	4Q14	2014	1Q15	2Q15	3Q15
Total segment ATOI[2]	$320	$408	$581	$659	$1,968	$656	$567	$410
Unallocated amounts (net of tax):								
Impact of LIFO	(7)	(8)	(18)	(21)	(54)	7	36	50
Metal price lag[2]	7	11	38	22	78	(23)	(39)	(48)
Interest expense	(78)	(69)	(81)	(80)	(308)	(80)	(80)	(80)
Noncontrolling interests	19	9	18	45	91	(60)	(67)	(62)
Corporate expense	(65)	(67)	(72)	(80)	(284)	(62)	(65)	(72)
Restructuring and other charges	(321)	(77)	(189)	(307)	(894)	(161)	(159)	(48)
Other	(53)	(69)	(128)	(79)	(329)	(82)	(53)	(106)
Consolidated net (loss) income attributable to Alcoa	$(178)	$138	$149	$159	$268	$195	$140	$44

[1] In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. A portion of this realignment consisted of moving the Latin American extrusions business from Corporate into a new Transportation and Construction Solutions segment (see the Reconciliation of Transportation and Construction Solutions Adjusted EBITDA for additional information). Segment information for all prior periods presented was revised to reflect the new segment structure

[2] Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions– see footnote 1 above) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Advancing each generation. [Alcoa logo] 52

Reconciliation of ATOI to Consolidated Net (Loss) Income Attributable to Alcoa[(1)] – Supplemental View

(in millions)

	1Q14	2Q14	3Q14	4Q14	2014	1Q15	2Q15	3Q15
Total segment ATOI[(2)]	$320	$408	$581	$659	$1,968	$656	$567	$410
Unallocated amounts (net of tax):								
Impact of LIFO	(7)	(8)	(18)	(21)	(54)	7	36	50
Metal price lag[(2)]	7	11	38	22	78	(23)	(39)	(48)
Interest expense	(78)	(69)	(72)	(80)	(299)	(80)	(80)	(80)
Noncontrolling interests	(20)	(13)	(29)	(72)	(134)	(95)	(87)	(92)
Corporate expense	(66)	(58)	(68)	(60)	(252)	(56)	(60)	(55)
Other	(58)	(55)	(62)	(16)	(191)	(46)	(87)	(76)
Income excluding special items	98	216	370	432	1,116	363	250	109
Special items[(3)]	(276)	(78)	(221)	(273)	(848)	(168)	(110)	(65)
Consolidated net (loss) income attributable to Alcoa	$(178)	$138	$149	$159	$268	$195	$140	$44

NOTES FOR CORPORATE AMOUNTS:

LIFO and Metal price lag – these items tend to offset each other over time as the same underlying market conditions typically drive both amounts.

Noncontrolling interests – primarily represents Alumina Limited's 40% share of the operating results of the Alcoa World Alumina and Chemicals joint venture, which principally comprises Alcoa's Alumina segment.

Corporate expense – represents general and administrative expenses attributable to Alcoa's corporate and business support locations, as well as costs associated with Alcoa's corporate research and development center.

Other – includes all other income and expenses not included in the segments, primarily: postretirement benefits and environmental remediation costs associated with certain closed or divested businesses; various corporate eliminations of inter-segment transactions; certain corporate foreign currency gains and losses; and the impact of the difference between the income tax rates applicable to the segments and the consolidated effective tax rate of the Company.

(1) In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. A portion of this realignment consisted of moving the Latin American extrusions business from Corporate into a new Transportation and Construction Solutions segment (see the Reconciliation of Transportation and Construction Solutions Adjusted EBITDA for additional information). Segment information for all prior periods presented was revised to reflect the new segment structure

(2) Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products and Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segments in order to enhance the visibility of the underlying operating performance of these businesses. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by the respective segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

(3) Special items are defined as restructuring and other charges, discrete tax items, and other special items. See the Reconciliation of Adjusted Income for additional information.

Advancing each generation. [Alcoa logo] 53

Reconciliation of Adjusted Income

(in millions, except per-share amounts)	Income			Diluted EPS		
	Quarter ended			Quarter ended		
	September 30, 2014	June 30, 2015	September 30, 2015	September 30, 2014	June 30, 2015	September 30, 2015
Net income attributable to Alcoa	$149	$140	$44	$0.12	$0.10	$0.02
Restructuring and other charges	175	141	30			
Discrete tax items[1]	25	(5)	4			
Other special items[2]	21	(26)	31			
Net income attributable to Alcoa – as adjusted	$370	$250	$109	0.31	0.19	0.07

Net income attributable to Alcoa – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Alcoa excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, "special items"). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income attributable to Alcoa determined under GAAP as well as Net income attributable to Alcoa – as adjusted.

[1] Discrete tax items include the following:
- for the quarter ended September 30, 2015, a net charge for a number of small items;
- for the quarter ended June 30, 2015, a net benefit for a number of small items; and
- for the quarter ended September 30, 2014, a charge for the remeasurement of certain deferred tax assets of a subsidiary in Brazil due to a tax rate change ($34) and a net benefit for a number of small items ($9).

[2] Other special items include the following:
- for the quarter ended September 30, 2015, an unfavorable tax impact resulting from the difference between Alcoa's consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($27), a gain on the sale of both land and an equity investment in a China rolling mill ($25), costs associated with the planned separation of Alcoa and the acquisition of RTI International Metals ($22), a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($16), a write-down of inventory related to a refinery in Suriname ($13), and a net unfavorable change in certain mark-to-market energy derivative contracts ($10);
- for the quarter ended June 30, 2015, a favorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($21), a gain on the sale of land ($19), costs associated with the then-planned acquisition of RTI International Metals ($5), an unfavorable tax impact resulting from the difference between Alcoa's consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($4), a net unfavorable change in certain mark-to-market energy derivative contracts ($3), and a write-down of inventory related to the permanent closures of a smelter in Brazil and a power station in Australia ($2); and
- for the quarter ended September 30, 2014, a favorable tax impact resulting from the difference between Alcoa's consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($33), a write-down of inventory related to the permanent closure of smelters in Italy and Australia ($27), costs associated with the then-planned acquisition of Firth Rixson ($14), a net unfavorable change in certain mark-to-market energy derivative contracts ($14), a gain on the sale of an equity investment in a China rolling mill ($9), and an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ($8).

Advancing each generation. [Alcoa logo] 54

Reconciliation of Alcoa Adjusted EBITDA

($ in millions)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	3Q14	2Q15	3Q15
Net income (loss) attributable to Alcoa	$1,310	$1,233	$2,248	$2,564	$(74)	$(1,151)	$254	$611	$191	$(2,285)	$268	$149	$140	$44
Add:														
Net income (loss) attributable to noncontrolling interests	233	259	436	365	221	61	138	194	(29)	41	(91)	(18)	67	62
Cumulative effect of accounting changes	–	2	–	–	–	–	–	–	–	–	–	–	–	–
Loss (income) from discontinued operations	27	50	(22)	250	303	166	8	3	–	–	–	–	–	–
Provision (benefit) for income taxes	546	464	853	1,623	342	(574)	148	255	162	428	320	199	75	100
Other (income) expenses, net	(266)	(478)	(236)	(1,920)	(59)	(161)	5	(87)	(341)	(25)	47	23	–	(15)
Interest expense	271	339	384	401	407	470	494	524	490	453	473	126	124	123
Restructuring and other charges	(29)	266	507	268	939	237	207	281	172	782	1,168	209	217	66
Impairment of goodwill	–	–	–	–	–	–	–	–	–	1,731	–	–	–	–
Provision for depreciation, depletion, and amortization	1,142	1,227	1,252	1,244	1,234	1,311	1,450	1,479	1,460	1,421	1,371	347	319	318
Adjusted EBITDA	$3,234	$3,362	$5,422	$4,795	$3,313	$359	$2,704	$3,260	$2,105	$2,546	$3,556	$1,035	$942	$698
Sales	$21,370	$24,149	$28,950	$29,280	$26,901	$18,439	$21,013	$24,951	$23,700	$23,032	$23,906	$6,239	$5,897	$5,573
Adjusted EBITDA Margin	15.1%	13.9%	18.7%	16.4%	12.3%	1.9%	12.9%	13.1%	8.9%	11.1%	14.9%	16.6%	16.0%	12.5%

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 55

Reconciliation of Alumina Adjusted EBITDA

($ in millions, except per metric ton amounts)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	3Q14	2Q15	3Q15
After-tax operating income (ATOI)	$632	$682	$1,050	$956	$727	$112	$301	$607	$90	$259	$370	$62	$215	$212
Add:														
Depreciation, depletion, and amortization	153	172	192	267	268	292	406	444	455	426	387	100	77	71
Equity (income) loss	(1)	–	2	(1)	(7)	(8)	(10)	(25)	(5)	4	29	7	11	9
Income taxes	240	246	428	340	277	(22)	60	179	(27)	66	153	26	87	85
Other	(46)	(8)	(6)	2	(26)	(92)	(5)	(44)	(8)	(6)	(28)	(2)	–	(1)
Adjusted EBITDA	$978	$1,092	$1,666	$1,564	$1,239	$282	$752	$1,161	$505	$749	$911	$193	$390	$376
Production (thousand metric tons) (kmt)	14,343	14,598	15,128	15,084	15,256	14,265	15,922	16,486	16,342	16,618	16,606	4,196	3,977	3,954
Adjusted EBITDA / Production ($ per metric ton)	$68	$75	$110	$104	$81	$20	$47	$70	$31	$45	$55	$46	$98	$95

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 56

Reconciliation of Primary Metals Adjusted EBITDA

($ in millions, except per metric ton amounts)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	3Q14	2Q15	3Q15	LTM 2015*
After-tax operating income (ATOI)	$808	$822	$1,760	$1,445	$931	$(612)	$488	$481	$309	$(20)	$594	$245	$67	$(59)	$462
Add:															
Depreciation, depletion, and amortization	326	368	395	410	503	560	571	556	532	526	494	124	109	106	441
Equity (income) loss	(58)	12	(82)	(57)	(2)	26	(1)	7	27	51	34	–	5	7	4
Income taxes	314	307	726	542	172	(365)	96	92	106	(74)	203	95	6	(49)	103
Other	20	(96)	(13)	(27)	(32)	(176)	(7)	2	(422)	(8)	(6)	1	–	(2)	(5)
Adjusted EBITDA	$1,410	$1,413	$2,786	$2,313	$1,572	$(567)	$1,147	$1,138	$552	$475	$1,319	$465	$187	$3	$1,005
Production (thousand metric tons) (kmt)	3,376	3,554	3,552	3,693	4,007	3,564	3,586	3,775	3,742	3,550	3,125	760	701	700	2,843
Adjusted EBITDA / Production ($ per metric ton)	$418	$398	$784	$626	$392	$(159)	$320	$301	$148	$134	$422	$612	$267	$4	$353

* LTM 2015 refers to the twelve-month period ended September 30, 2015.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 57

Reconciliation of Global Rolled Products Adjusted EBITDA(1)

($ in millions, except per metric ton amounts)	2004	2005	2006	2007	2008	2009	2010(2)	2011(2)	2012(2)	2013	2014	3Q14	2Q15	3Q15
After-tax operating income (ATOI)	$254	$278	$233	$178	$(3)	$(49)	$220	$266	$358	$292	$245	$69	$76	$62
Add:														
Depreciation, depletion, and amortization	200	220	223	227	216	227	238	237	229	226	235	62	56	56
Equity loss	1	–	2	–	–	–	–	3	6	13	27	8	7	8
Income taxes	75	121	58	92	35	48	92	104	167	123	89	26	25	28
Other	1	1	20	1	6	(2)	1	1	(2)	–	(1)	(1)	–	(1)
Adjusted EBITDA	$531	$620	$536	$498	$254	$224	$551	$611	$758	$654	$595	$164	$164	$153
Total shipments (thousand metric tons) (kmt)	2,136	2,250	2,376	2,482	2,361	1,888	1,755	1,866	1,943	1,989	2,056	526	479	464
Adjusted EBITDA / Total shipments ($ per metric ton)	$249	$276	$226	$201	$108	$119	$314	$327	$390	$329	$289	$312	$342	$330

(1) Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Global Rolled Products segment in order to enhance the visibility of the underlying operating performance of this business. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by this segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.
(2) The average Adjusted EBITDA per metric ton of these three years equals $344 and represents the average historical high for the Global Rolled Products segment. Alcoa has a 2016 target to meet or exceed this average historical high.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 58

Reconciliation of Engineered Products and Solutions[1] Adjusted EBITDA[2]

($ in millions)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	3Q14	2Q15	3Q15
After-tax operating income (ATOI)	$144	$183	$237	$351	$465	$321	$355	$436	$484	$569	$579	$155	$165	$151
Add:														
Depreciation, depletion, and amortization	118	114	111	114	118	118	114	120	122	124	137	32	54	61
Income taxes	81	86	128	186	225	159	182	224	248	286	298	78	81	71
Other	(9)	(12)	2	2	2	2	–	–	–	–	–	1	1	–
Adjusted EBITDA	$334	$371	$478	$653	$810	$600	$651	$780	$854	$979	$1,014	$266	$301	$283
Third-party sales	$2,643	$2,966	$3,406	$3,821	$4,215	$3,355	$3,225	$3,716	$3,863	$4,054	$4,217	$1,034	$1,279	$1,397
Adjusted EBITDA Margin	12.6%	12.5%	14.0%	17.1%	19.2%	17.9%	20.2%	21.0%	22.1%	24.1%	24.0%	25.7%	23.5%	20.3%

[1] In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheels and Transportation Products and Building and Constructions Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was revised to reflect the new segment structure.

[2] Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segment in order to enhance the visibility of the underlying operating performance of this business. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by this segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 59

Reconciliation of Transportation and Construction Solutions[(1)] Adjusted EBITDA[(2)]

($ in millions)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	3Q14	2Q15	3Q15
After-tax operating income (ATOI)	$15	$94	$129	$94	$82	$5	$73	$109	$126	$167	$180	$50	$44	$44
Add:														
Depreciation, depletion, and amortization	52	50	45	55	53	65	48	45	42	42	42	10	11	11
Equity loss (income)	–	–	6	–	–	(2)	(2)	(1)	–	–	–	–	–	–
Income taxes	(15)	30	27	7	–	(21)	18	38	49	67	69	20	17	18
Other	116	1	(4)	(10)	–	–	–	(1)	(9)	(2)	–	1	(1)	(1)
Adjusted EBITDA	$168	$175	$203	$146	$135	$47	$137	$190	$208	$274	$291	$81	$71	$72
Third-party sales	$1,754	$1,954	$2,204	$2,249	$2,270	$1,537	$1,656	$1,936	$1,914	$1,951	$2,021	$523	$492	$475
Adjusted EBITDA Margin	9.6%	9.0%	9.2%	6.5%	5.9%	3.1%	8.3%	9.8%	10.9%	14.0%	14.4%	15.5%	14.4%	15.2%

(1) In the third quarter of 2015, management approved a realignment of Alcoa's Engineered Products and Solutions segment due to the expansion of this part of Alcoa's business portfolio through both organic and inorganic growth. This realignment consisted of moving both the Alcoa Wheels and Transportation Products and Building and Constructions Systems business units to a new reportable segment named Transportation and Construction Solutions. Additionally, the Latin American extrusions business previously included in Corporate was moved into the new Transportation and Construction Solutions segment. The remaining Engineered Products and Solutions segment consists of the Alcoa Fastening Systems and Rings (renamed to include portions of the Firth Rixson business acquired in November 2014), Alcoa Power and Propulsion (includes the TITAL business acquired in March 2015), Alcoa Forgings and Extrusions (includes the other portions of Firth Rixson), and Alcoa Titanium and Engineered Products (a new business unit that represents the RTI International Metals business acquired in July 2015) business units. Segment information for all prior periods presented was revised to reflect the new segment structure.

(2) Effective in the second quarter of 2015, management removed the impact of metal price lag from the results of the Engineered Products and Solutions (now Engineered Products and Solutions and Transportation and Construction Solutions – see footnote 1 above) segment in order to enhance the visibility of the underlying operating performance of this business. Metal price lag describes the timing difference created when the average price of metal sold differs from the average cost of the metal when purchased by this segment. The impact of metal price lag is now reported as a separate line item in Alcoa's reconciliation of total segment ATOI to consolidated net (loss) income attributable to Alcoa. As a result, this change does not impact the consolidated results of Alcoa. Segment information for all prior periods presented was updated to reflect this change.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Advancing each generation. [Alcoa logo] 60

Reconciliation of Free Cash Flow

(in millions) Year ended Quarter ended December 31, 2010 December 31, 2011 December 31, 2012 December 31, 2013 December 31, 2014 September 30, 2014 June 30, 2015 September 30, 2015 Cash from operations $2,261 $2,193 $1,497 $1,578 $1,674 $249 $472 $420 Capital expenditures (1,015) (1,287) (1,261) (1,193) (1,219) (283) (267) (268) Free cash flow $1,246 $906 $236 $385 $455 $(34) $205 $152 Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Alcoa’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

[Alcoa logo]

Days Working Capital

($ in millions)	Quarter ended														
	31-Mar-12	30-Jun-12	30-Sep-12	31-Dec-12	31-Mar-13	30-Jun-13	30-Sep-13	31-Dec-13	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Mar-15[3]	30-Jun-15[3]	30-Sep-15[3]
Receivables from customers, less allowances	$1,709	$1,650	$1,600	$1,573	$1,704	$1,483	$1,427	$1,383	$1,391	$1,401	$1,526	$1,513	$1,487	$1,548	$1,489
Add: Deferred purchase price receivable[1]	85	144	104	53	50	223	347	339	238	371	438	395	389	421	382
Receivables from customers, less allowances, as adjusted	1,794	1,794	1,704	1,626	1,754	1,706	1,774	1,722	1,629	1,772	1,964	1,908	1,876	1,969	1,871
Add: Inventories	3,079	3,097	3,051	2,894	2,961	2,949	2,932	2,783	2,974	3,201	3,194	3,064	3,189	3,230	3,443
Less: Accounts payable, trade	2,660	2,594	2,496	2,587	2,656	2,820	2,746	2,816	2,813	2,880	3,016	3,021	2,936	2,978	2,871
Working Capital[2]	$2,213	$2,297	$2,259	$1,933	$2,059	$1,835	$1,960	$1,689	$1,790	$2,093	$2,142	$1,951	$2,129	$2,221	$2,443
Sales	$6,006	$5,963	$5,833	$5,898	$5,833	$5,849	$5,765	$5,585	$5,454	$5,836	$6,239	$6,377	$5,819	$5,897	$5,573
Days Working Capital	34	35	36	30	32	29	31	28	30	33	32	28	33	34	40

Days Working Capital = Working Capital divided by (Sales/number of days in the quarter).

[1] The deferred purchase price receivable relates to an arrangement to sell certain customer receivables to several financial institutions on a recurring basis. Alcoa is adding back this receivable for the purposes of the Days Working Capital calculation.

[2] The Working Capital for each period presented represents an average quarter Working Capital, which reflects the capital tied up during a given quarter. As such, the components of Working Capital for each period presented represent the average of the ending balances in each of the three months during the respective quarter.

[3] In the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, Working Capital and Sales include $279 and $233, respectively, $315 and 268 respectively, and $708 and $387, respectively, related to three acquisitions, Firth Rixson (November 2014), TITAL (March 2015), and RTI International Metals (July 2015). Excluding these amounts, Days Working Capital was 30, 31, and 31 for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, respectively.

Advancing each generation. [Alcoa logo] 62

Reconciliation of Net Debt

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa’s leverage p osition after factoring in available cash that could be used to repay outstanding debt. (in millions) December 31, March 31, June 30, September 30, 2010 2011 2012 2013 2014 2015 2015 2015 Short-term borrowings $92 $62 $53 $57 $54 $80 $50 $50 Commercial paper – 224 – – – – – – Long-term debt due within one year 231 445 465 655 29 26 26 136 Long-term debt, less amount due within one year 8,842 8,640 8,311 7,607 8,769 8,711 8,713 9,091 Total debt 9,165 9,371 8,829 8,319 8,852 8,817 8,789 9,277 Less: Cash and cash equivalents 1,543 1,939 1,861 1,437 1,877 1,191 1,311 1,739 Net debt $7,622 $7,432 $6,968 $6,882 $6,975 $7,626 $7,478 $7,538

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Reconciliation of Debt-to-Adjusted EBITDA Ratio

($ in millions)	2010	2011	2012	2013	2014	1Q15*	2Q15*	3Q15*
Net income (loss) attributable to Alcoa	$254	$611	$191	$(2,285)	$268	$641	$643	$538
Add:								
Net income (loss) attributable to noncontrolling interests	138	194	(29)	41	(91)	(12)	64	144
Loss from discontinued operations	8	3	–	–	–	–	–	–
Provision for income taxes	148	255	162	428	320	623	620	521
Other expenses (income), net	5	(87)	(341)	(25)	47	10	5	(33)
Interest expense	494	524	490	453	473	475	494	491
Restructuring and other charges	207	281	172	782	1,168	884	991	848
Impairment of goodwill	–	–	–	1,731	–	–	–	–
Provision for depreciation, depletion, and amortization	1,450	1,479	1,460	1,421	1,371	1,352	1,322	1,293
Adjusted EBITDA	$2,704	$3,260	$2,105	$2,546	$3,556	$3,973	$4,139	$3,802
Total Debt	$9,165	$9,371	$8,829	$8,319	$8,852	$8,817	$8,789	$9,277
Debt-to-Adjusted EBITDA Ratio	3.39	2.87	4.20	3.27	2.49	2.22	2.12	2.44

* The calculation of Adjusted EBITDA for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015 is based on the respective trailing twelve months.

Alcoa's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

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